As filed with the Securities and Exchange Commission on April 27 , 2017

Registration No. 333-206398

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 3
TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bonanza Creek Energy, Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware		61-1630631
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard J. Carty President and Chief Executive Officer Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Richard D. Truesdell, Jr., Esq. Byron B. Rooney, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

* Certain subsidiaries of Bonanza Creek Energy, Inc. are also registrants and are identified herein.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter (1)	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Bonanza Creek Energy Operating Company, LLC	Delaware	20-4830537
Bonanza Creek Energy Resources, LLC	Delaware	26-2526378
Bonanza Creek Energy Upstream LLC	Delaware	26-2526378
Bonanza Creek Energy Midstream, LLC	Delaware	26-2526378
Holmes Eastern Company, LLC	Delaware	26-4665456
Rocky Mountain Infrastructure, LLC	Delaware	20-4830537

(1)       The address and telephone number of each additional registrant’s principal executive office is 410 17th Street, Suite 1400, Denver, CO 80202, telephone (720) 440-6100.

deregistration of securities

This Post-Effective Amendment No. 3 relates to the following Registration Statement on Form S-3 (the “Registration Statement”), originally filed by Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration Statement No. 333-206308, originally filed on April 14, 2015, as amended by Post-Effective Amendment No. 1 filed on February 26, 2016 and Post-Effective Amendment No. 2 filed on March 11, 2016, registering an aggregate of $300,000,000 of common stock, preferred stock, debt securities, unsecured guarantees of debt securities, warrants, purchase contracts and units.

On January 4, 2017, the Company and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On April 7, 2017, the Bankruptcy Court entered an order confirming the Debtors’ Third Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 6, 2017.

As a result of the completion of the transactions contemplated by the Plan, the Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of this Post-Effective Amendment No. 3 all of such securities registered but unsold under the Registration Statement.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 27, 2017.

BONANZA CREEK ENERGY, INC.

By:	/s/ RICHARD J. CARTY
Name: Richard J. Carty
Title: President and Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. CARTY	President, Chief Executive Officer and Director (principal executive officer)	April 27, 2017
Richard J. Carty

/s/ SCOTT A. FENOGLIO	Senior Vice President, Finance and Planning (principal financial officer)	April 27, 2017
Scott A. Fenoglio

/s/ WADE E. JAQUES	Vice President and Chief Accounting Officer (principal accounting officer)	April 27, 2017
Wade E. Jaques

/s/ JAMES A. WATT	Chairman of the Board	April 27, 2017
James A. Watt

/s/ KEVIN A. NEVEU	Director	April 27, 2017
Kevin A. Neveu

/s/ GREGORY P. RAIH	Director	April 27, 2017
Gregory P. Raih

/s/ JEFF E. WOJAHN	Director	April 27, 2017
Jeff E. Wojahn

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 27, 2017.

BONANZA CREEK ENERGY OPERATING COMPANY, LLC

By:	/s/ RICHARD J. CARTY
Name: Richard J. Carty
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. CARTY	President, Chief Executive Officer and Director (principal executive officer)	April 27, 2017
Richard J. Carty

/s/ SCOTT A. FENOGLIO	Vice President, Planning	April 27, 2017
Scott A. Fenoglio

/s/ WADE E. JAQUES	Vice President, Chief Accounting Officer, and acting Principal Financial Officer (principal accounting officer)	April 27, 2017
Wade E. Jaques

/s/ RAMON CURT MOORE	Manager	April 27, 2017
Ramon Curt Moore

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 27, 2017.

BONANZA CREEK ENERGY RESOURCES, LLC

By:	/s/ RICHARD J. CARTY
Name: Richard J. Carty
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. CARTY	President, Chief Executive Officer and Director (principal executive officer)	April 27, 2017
Richard J. Carty

/s/ SCOTT A. FENOGLIO	Vice President, Planning	April 27, 2017
Scott A. Fenoglio

/s/ WADE E. JAQUES	Vice President, Chief Accounting Officer, and acting Principal Financial Officer (principal accounting officer)	April 27, 2017
Wade E. Jaques

/s/ RAMON CURT MOORE	Manager	April 27, 2017
Ramon Curt Moore

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 27, 2017.

BONANZA CREEK UPSTREAM LLC

By:	/s/ RICHARD J. CARTY
Name: Richard J. Carty
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. CARTY	President, Chief Executive Officer and Director (principal executive officer)	April 27, 2017
Richard J. Carty

/s/ SCOTT A. FENOGLIO	Vice President, Planning	April 27, 2017
Scott A. Fenoglio

/s/ WADE E. JAQUES	Vice President, Chief Accounting Officer, and acting Principal Financial Officer (principal accounting officer)	April 27, 2017
Wade E. Jaques

/s/ RAMON CURT MOORE	Manager	April 27, 2017
Ramon Curt Moore

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 27, 2017.

BONANZA CREEK ENERGY MIDSTREAM, LLC

By:	/s/ RICHARD J. CARTY
Name: Richard J. Carty
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. CARTY	President, Chief Executive Officer and Director (principal executive officer)	April 27, 2017
Richard J. Carty

/s/ SCOTT A. FENOGLIO	Vice President, Planning	April 27, 2017
Scott A. Fenoglio

/s/ WADE E. JAQUES	Vice President, Chief Accounting Officer, and acting Principal Financial Officer (principal accounting officer)	April 27, 2017
Wade E. Jaques

/s/ RAMON CURT MOORE	Manager	April 27, 2017
Ramon Curt Moore

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 27, 2017.

HOLMES EASTERN COMPANY, LLC

By:	/s/ RICHARD J. CARTY
Name: Richard J. Carty
Title: President and Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. CARTY	President, Chief Executive Officer and Director (principal executive officer)	April 27, 2017
Richard J. Carty

/s/ SCOTT A. FENOGLIO	Vice President, Planning	April 27, 2017
Scott A. Fenoglio

/s/ WADE E. JAQUES	Vice President, Chief Accounting Officer, and acting Principal Financial Officer (principal accounting officer)	April 27, 2017
Wade E. Jaques

/s/ RAMON CURT MOORE	Manager	April 27, 2017
Ramon Curt Moore

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 27, 2017.

ROCKY MOUNTAIN INFRASTRUCTURE, LLC

By:	/s/ RICHARD J. CARTY
Name: Richard J. Carty
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. CARTY	President, Chief Executive Officer and Director (principal executive officer)	April 27, 2017
Richard J. Carty

/s/ SCOTT A. FENOGLIO	Vice President, Planning	April 27, 2017
Scott A. Fenoglio

/s/ WADE E. JAQUES	Vice President, Chief Accounting Officer, and acting Principal Financial Officer (principal accounting officer)	April 27, 2017
Wade E. Jaques

/s/ RAMON CURT MOORE	Manager	April 27, 2017
Ramon Curt Moore